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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Walter Industries, Inc. of our report dated December 16, 2005 relating to the financial statements of Mueller Water Products, LLC, which is incorporated by reference in the Current Report on Form 8-K/A of Walter Industries, Inc. dated October 3, 2005.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois

February 16, 2006

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  Exhibit 23.2